UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2018

H&E Equipment Services, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-51759

Delaware	81-0553291
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7500 Pecue Lane

Baton Rouge, LA 70809

(Address of principal executive offices, including zip code)

(225) 298-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section

13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2018, the Board of Directors (the “Board”) of H&E Equipment Services, Inc. (the “Company”) approved the promotion of Bradley W. Barber to President and Chief Executive Officer, effective January 1, 2019.  Mr. Barber has served as the Company’s President and Chief Operating Officer since November 2012.  In addition, the Board appointed Mr. Barber as a director of the Company to fill a vacancy created by an expansion of the size of the Board from eight to nine members, in each case, effective January 1, 2019.  The Board has not yet made a determination regarding the committees on which Mr. Barber will serve, if any.

In connection with the promotion of Mr. Barber to Chief Executive Officer, on November 6, 2018, the Board determined that, effective January 1, 2019, John M. Engquist will no longer hold the title of Chief Executive Officer.  However, Mr. Engquist will continue in his role as a director of the Company and the Board appointed Mr. Engquist as the Executive Chairman of the Board, also effective January 1, 2019.  As Executive Chairman, Mr. Engquist will lead the Company in its strategic planning and oversee merger and acquisition opportunities on a full-time basis, as well as corporate finance matters.

Item 8.01    Other Events

On November 9, 2018, the Company issued a press release announcing the promotion of Mr. Barber to President and Chief Executive Officer and the appointment of Mr. Engquist as Executive Chairman of the Board, in each case, effective January 1, 2019. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

99.1    Press Release, dated November 9, 2018.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&E Equipment Services, Inc.

Date: November 9, 2018	By:	/s/ Leslie S. Magee
Name: Leslie S. Magee
Title: Chief Financial Officer